Exhibit 5.1

[Goodwin Procter LLP letterhead]

July 25, 2007

Boston Properties, Inc.

Boston Properties Limited Partnership

The Prudential Center, Suite 1900

800 Boylston Street

Boston, MA 02199-8103

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “BXP Debt Securities”) of Boston Properties, Inc., a Delaware corporation (the “Company”), (ii) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase shares of Series E Junior Participating Cumulative Preferred Stock, which are attached to all shares of Common Stock issued (the “Preferred Stock Purchase Rights”), (vi) debt securities (the “OP Debt Securities”) of Boston Properties Limited Partnership, a Delaware limited partnership and the subsidiary through which the Company owns substantially all its properties and assets and conducts its business (the “Operating Partnership”) and (vii) guarantees by the Operating Partnership of BXP Debt Securities (the “Guarantees”). The BXP Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Preferred Stock Purchase Rights, OP Debt Securities and Guarantees are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to BXP Debt Securities, OP Debt Securities or Guarantees) or in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares or Warrants), provided that the Registration Statement limits the aggregate amount of Securities that can be offered to a maximum of $2,000,000,000. Common Stock, Preferred Stock or Depositary Shares may be issuable upon conversion of BXP Debt Securities or in exchange for OP Debt Securities, upon conversion of shares of Preferred Stock or upon exercise of Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

Boston Properties, Inc. and

Boston Properties Limited Partnership

July 25, 2007

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions expressed below are limited to the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act (collectively, the “Delaware Statutes”) (which include applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware Statutes and the Delaware Constitution). Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions expressed in paragraphs (1) and (7) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect.

For purposes of the opinions expressed in paragraphs (1) and (7) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Certificate of Incorporation, as amended and then in effect.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

(1)

when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof, on behalf of the Company or in its capacity as the sole general partner of the Operating Partnership, as the case may be (the “BXP Debt Securities Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable indenture relating to the BXP Debt Securities has been duly authorized, executed and delivered by the Company and by the trustee thereunder, (iv) the terms of the

Boston Properties, Inc. and

Boston Properties Limited Partnership

July 25, 2007

BXP Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company or the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Operating Partnership (v) the BXP Debt Securities and the Guarantees, if any, have been duly executed and authenticated in accordance with the applicable indenture and (vi) the BXP Debt Securities and the Guarantees, if any, have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the BXP Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the BXP Debt Securities Authorizing Resolution, then (A) the BXP Debt Securities and the Guarantees, if any, will constitute valid and legally binding obligations of the Company and the Operating Partnership, respectively, and (B) if the BXP Debt Securities are convertible into Common Stock, Preferred Stock or Depositary Shares, the Common Stock, Preferred Stock and Depositary Shares, if and when issued upon conversion of the BXP Debt Securities, as the case may be, will be validly issued, fully paid and nonassessable;

(2)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Common Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Common Stock will be validly issued, fully paid and nonassessable;

(3)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Preferred Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Preferred Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution (which consideration is not less than par value), then (A) the Preferred Stock will be validly issued, fully paid and nonassessable and (B) if the Preferred Stock is convertible into Common Stock, the Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable;

Boston Properties, Inc. and

Boston Properties Limited Partnership

July 25, 2007

(4)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Depositary Share Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the depositary agreement under which the Depositary Shares are to be issued have been duly established and such deposit agreement has been duly authorized, executed and delivered by the Company and the Depositary, (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (v) the shares of Preferred Stock represented by the Depositary Shares have been duly authorized, validly issued and delivered to the Depositary, (vi) the depositary receipts evidencing the Depositary Shares have been duly executed, countersigned and issued against deposit of such shares of Preferred Stock in accordance with the deposit agreement, (viii) the Depositary Shares have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Depositary Share Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Depositary Share Authorizing Resolution, and if all of the foregoing actions are taken so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then (A) the Depositary Shares will be validly issued and the depositary receipts representing such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement and (B) if the Depositary Shares are convertible into Common Stock, the Common Stock, if and when duly issued upon conversion of such Depositary Shares, will be validly issued, fully paid and nonassessable;

(5)

when (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met and (iv) the Warrants are delivered by the Company as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Warrants Authorizing Resolution against receipt by the Company of the consideration therefor provided

Boston Properties, Inc. and

Boston Properties Limited Partnership

July 25, 2007

for in the Warrants Authorizing Resolution, then (A) the Warrants will be binding obligations of the Company and (B) the Common Stock or Preferred Stock issuable upon exercise of the Warrants, assuming receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, the Common Stock or Preferred Stock, as applicable, if and when duly issued upon such exercise, will be validly issued, fully paid and nonassessable;

(6)	the issuance of the Preferred Stock Purchase Rights has been duly authorized by all requisite corporate action on the part of the Company and, upon issuance in accordance with the terms of the Shareholder Right Agreement dated as of June 18, 2007 between the Company and Computershare Trust Company, N.A., as rights agent, the Preferred Stock Purchase Rights will have been validly issued; and

(7)	when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof, in its capacity as the sole general partner of the Operating Partnership (the “OP Debt Securities Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable indenture relating to the OP Debt Securities has been duly authorized, executed and delivered by the Operating Partnership and the trustee thereunder, (iv) the terms of the OP Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, (v) the OP Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and (vi) the OP Debt Securities have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the OP Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the OP Debt Securities Authorizing Resolution, then (A) the OP Debt Securities will constitute valid and legally binding obligations of the Operating Partnership and (B) if the OP Debt Securities are exchangeable into Common Stock, Preferred Stock or Depositary Shares, the Common Stock, Preferred Stock or Depositary Shares, if and when issued in exchange for the OP Debt Securities, as the case may be, will be validly issued, fully paid and nonassessable.

The opinions expressed above, as they relate to the BXP Debt Securities, Depositary Shares, Warrants, Guarantees and the OP Debt Securities, are subject to bankruptcy, insolvency,

Boston Properties, Inc. and

Boston Properties Limited Partnership

July 25, 2007

fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP